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                                 EXHIBIT 23.3

           CONSENT OF BREYER & AGUGGIA AS TO ITS FEDERAL TAX OPINION
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                                 March 18, 1998



Board of Directors
PCB Holding Company
819 Main Street
Tell City, Indiana 47586

    RE:   PCB Holding Company
          Registration Statement on Form SB-2

To the Board of Directors:

    We hereby consent to the filing of the form of our federal tax opinion as an exhibit to the Registration Statement and to the reference to us in the Prospectus included therein under the headings "THE CONVERSION -- Effects of Conversion to Stock Form on Depositors and Borrowers of the Association" and "LEGAL AND TAX OPINIONS."

                                             Sincerely,
                                             /s/ Breyer & Aguggia
                                             BREYER & AGUGGIA

Washington, D.C.